STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

January 25, 2006

Job Number	**Corporation Number**	
C20060125-2310	C13023-2002	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20060042504-13	January 25, 2006 03:40:24 PM

Corporation Name	**Resident Agent**
MEDINA INTERNATIONAL CORP.	RESIDENT AGENTS OF NEVADA INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C13023-2002
Document Number:
20060042504-13

Date Filed:
1/25/2006 3:40:24 PM
In the office of

Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation: Medina International Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000 common shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 350,000,000 common shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: The Corporation will issue 7 shares of common stock per each 1 share of common stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued.

7. Effective date of filing (optional): ____________
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: Nick DeMare — Nick DeMare, Director
Signature — Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.